UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

UDEMY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

600 Harrison Street, 3rd Floor
San Francisco, California 94107
(415) 813-1710
April 20, 2022
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Udemy, Inc., to be held on Wednesday, June 15, 2022 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2022, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Udemy.
Sincerely,

Gregg Coccari
President & Chief Executive Officer

UDEMY, INC.
600 Harrison Street, 3rd Floor
San Francisco, California 94107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, local time, on Wednesday, June 15, 2022
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect two Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
April 18, 2022
Only stockholders of record as of April 18, 2022 are entitled to notice of and to vote at the annual meeting.
For ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by calling (415) 813-1710 or writing to Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary. The stockholder list will also be available online during the annual meeting at www.virtualshareholdermeeting.com/UDMY2022.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 20, 2022 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 20, 2022 by visiting https://investors.udemy.com/.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,
Gregg Coccari
President, Chief Executive Officer & Chairman of the Board
San Francisco, California
April 20, 2022

TABLE OF CONTENTS
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UDEMY, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, local time, on Wednesday, June 15, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Udemy, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, June 15, 2022 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April, 20, 2022 to all stockholders of record as of April 18, 2022. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability. The Proxy materials and our annual report can be accessed as of April 20,2022 by visiting https://investors.udemy.com/.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of two Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified; and
•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 18, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 139,610,633 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 600 Harrison Street, 3rd Floor, San Francisco, California 94107 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/UDMY2022, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 14, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 14, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);

•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2022, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UDMY2022. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, local time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 am, local time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Gregg Coccari, our Chief Executive Officer, and Sarah Blanchard, our Chief Financial Officer, have been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
Ken Hirschman, our Senior Vice President, Operations & General Counsel, will tabulate the votes and act as inspector of election.
How can I contact Udemy’s transfer agent?

You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449, by email at help@astfinancial.com, or by writing American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.astfinancial.com/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials , as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Udemy, Inc.
Attention: Investor Relations
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Tel: (415) 813-1710
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Heather Hiles(1)(2)	I	53	Director	2020	2022	2025
Kenneth Fox(3)	I	51	Director	2015	2022	2025

Continuing Directors
Gregg Coccari	II	69	Chairperson	2019	2023	—
Eren Bali(2)	III	37	Director	2010	2024	—
Lawrence Illg(1)	III	51	Director	2016	2024	—
Jeffrey Lieberman(3)	II	47	Director	2015	2023	—
Lydia Paterson(1)	III	49	Director	2019	2024	—

(1)    Member of audit committee
(2)     Member of nominating and corporate governance committee
(3)     Member of compensation committee

Nominees for Director
Heather Hiles has served as a member of our board of directors since August 2020. Mx. Hiles currently serves as the managing partner of Black Ops Ventures, a seed-stage venture firm funding Black founders. Mx. Hiles previously served as the founding Chancellor and Chief Executive Officer of Calbright College, an online community college focused on preparation for jobs in the technology industry, from January 2019 to March 2020. Prior to that, Mx. Hiles was the Deputy Director of Postsecondary Success Solutions at the Bill & Melinda Gates Foundation, a nonprofit organization focused on fighting poverty, disease, and inequity around the world, from October 2016 to November 2017. Mx. Hiles previously served as Chief Executive Officer of Pathbrite, a digital portfolio platform used by colleges and universities, from their founding of Pathbrite in February 2012 until Pathbrite’s sale to Cengage Learning in November 2015. Before that, Mx. Hiles served as Chief Executive Officer of SFWorks, a nonprofit they founded that trained and placed people on welfare into living-wage jobs, from 1997 to 2001. Mx. Hiles currently serves on the boards of directors for several private companies, including Black Girls Code. Mx. Hiles received a B.A. in development studies and ethnic studies from the University of California, Berkeley and an M.B.A. from Yale University.
We believe that Mx. Hiles is qualified to serve on our board of directors because of their extensive experience in the education and talent development industry, their business and leadership experience, financial expertise and their knowledge of technology companies

Kenneth Fox has served as a member of our board of directors since May 2015. Mr. Fox currently serves as a Managing Partner of Stripes, a growth equity firm which he founded in 2010. Prior to forming Stripes, Mr. Fox was a Managing Director and co-founder of Internet Capital Group, a venture capital firm. He was also the founder and Chairman of ICG Asia, a Hong Kong-listed joint venture with Hutchison-Whampoa that Hutchison later acquired. Mr. Fox currently serves on the boards of directors of On Holding AG, Supernova Partners Acquisition Co. III, and several Stripes investments, including Monday.com. Mr. Fox previously served on the board of directors of Blue Apron Holdings from 2014 to 2019, Turtle Beach

Corporation from 2014 to 2018, Supernova Partners Acquisition Company until 2021, and Supernova Partners Acquisition Co. II until 2022. Mr. Fox received a B.S. in economics from The Pennsylvania State University.
We believe that Mr. Fox is qualified to serve on our board of directors because of his extensive experience in the venture capital industry, his business and leadership experience and his knowledge of technology companies.
Continuing Directors
Gregg Coccari has served as our President and Chief Executive Officer and as a member of our board of directors since February 2019, and as our Chairperson of the Board of Directors since May 2021. From November 2015 to March 2017, Mr. Coccari served as Chief Executive Officer of Stella & Chewy’s, a pet food company specializing in raw, natural pet foods, before pursuing non-professional interests from April 2017 to January 2019. Before Stella & Chewy’s, Mr. Coccari served as President and Chief Executive Officer of Futuredontics, a provider of dental marketing services and software, from 2010 to 2012, as President and Chief Executive Officer of NetQuote, an online insurance quote marketplace, from 2006 to 2009, and as President and Chief Executive Officer of Teleflora, an online flower delivery network, from 1992 to 2004. Mr. Coccari received a B.S. in psychology from Colgate University and an M.B.A. from the Wharton School of the University of Pennsylvania.
We believe that Mr. Coccari is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.
Eren Bali co-founded our company in January 2010 and has served as a member of our board of directors since then. Mr. Bali also served as our Chief Executive Officer from January 2010 to April 2014. Mr. Bali currently serves as Chief Executive Officer of Carbon Health, a technology-enabled healthcare provider, which he co-founded in October 2015. Mr. Bali serves on the boards of directors of various private companies. Mr. Bali received a B.S. in computer engineering and mathematics from Middle East Technical University, Ankara, Turkey.
We believe that Mr. Bali is qualified to serve on our board of directors because of the perspective and experience he brings as our co-founder and former Chief Executive Officer.
Lawrence Illg has served as a member of our board of directors since May 2016. Mr. Illg has served as Chief Executive Officer, Food and EdTech, for Prosus, the international internet assets division of Naspers, since December 2018 and April 2021 respectively, and previously served as Chief Executive Officer, Prosus Ventures, the venture investing arm of Prosus, from 2015 until December 2020. Before that, Mr. Illg served as Chief Operating Officer, eCommerce, at Naspers, Prosus’ parent company, from 2013 to 2015. Prior to Naspers, Mr. Illg served as Vice President and General Manager of New Ventures at Trulia, an online real estate marketplace, from 2012 to 2013. Mr. Illg has served as a member of the board of directors of Skillsoft since June 2021 and also serves on the boards of directors of several private companies. Mr. Illg received a B.S. in economics and an M.B.A. from the University of California, Berkeley.
We believe that Mr. Illg is qualified to serve on our board of directors because of his extensive experience in the venture capital industry, his business and leadership experience and his knowledge of technology companies.
Jeffrey Lieberman has served as a member of our board of directors since February 2015. Since 1998, Mr. Lieberman has worked at Insight Partners, a private equity and venture capital firm, where he currently serves as managing director. Mr. Lieberman previously served on the boards of directors of HelloFresh SE from 2014 to 2021, Qualtrics International from 2017 to 2019, Shutterstock from 2007 to 2016, Mimecast from 2012 to 2020, and Cvent from 2011 to 2016. Mr. Lieberman received a B.S. in systems engineering and finance from the University of Pennsylvania.
We believe that Mr. Lieberman is qualified to serve on our board of directors because of his extensive experience as a public company director and his extensive experience in the venture capital industry.
Lydia Paterson has served as a member of our board of directors since December 2019. Ms. Paterson is currently the Chief Financial Officer of OLX Group, a global online classifieds marketplace and a subsidiary of Prosus. Prior to that, Ms. Paterson served as the Vice President, Global Finance and Corporate FP&A for PayPal, an online payments company, from August 2012 to May 2016, and in various finance executive roles at eBay, a multinational e-commerce platform, from March 1999 to August 2012. Ms. Paterson currently serves on the boards of directors of several private companies. Ms. Paterson received a B.B.A. from Simon Fraser University.
We believe that Ms. Paterson is qualified to serve on our board of directors because of her global business and leadership experience, financial expertise and her knowledge of technology companies.

Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that Messrs. Bali, Fox, Illg and Lieberman, Mx. Hiles and Ms. Paterson, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Gregg Coccari is not considered an independent director because of his position as our President and Chief Executive Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure and Role of Lead Independent Director
Mr. Coccari currently serves as both the chairperson of our board of directors and as our chief executive officer. Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when the chairperson of our board of directors is not independent, including when our chief executive officer serves as the chairperson of our board of directors. Because Mr. Coccari is our chairperson and also our chief executive officer, our board of directors has appointed Mr. Lieberman to serve as our lead independent director. As lead independent director, Mr. Lieberman presides over periodic meetings of our independent directors, serves as a liaison between Mr. Coccari and our independent directors and performs such additional duties as our board of directors may otherwise determine or delegate.
As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Lieberman’s role as lead independent director, as well as the independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Coccari’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Diversity Matrix as of April 20, 2022

Board Size:
Total number of directors:	7
Gender:	Male	Female	Non-Binary
Number of directors based on gender identity	3	1	1
Number of directors who identify in any of the categories below:
African American or Black	–	–	–
Alaskan Native of American Indian	–	–	–
Asian	–	1	–
Hispanic or Latino	–	–	–
Native Hawaiian or Pacific Islander	–	–	–
White	3	–	–
Two or More Races or Ethnicities	–	–	1
LGBTQ+	1
Undisclosed	2

Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Paterson, Mr. Illg and Mx. Hiles. Ms. Paterson is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that each of Mx. Hiles, Mr. Illg and Ms. Paterson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•evaluating the independence and qualifications of our independent registered public accounting firm;
•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;
•overseeing the design, implementation and performance of our internal audit function, if any;
•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers;
•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks; and

•reviewing and discussing with management our assessment and management of cybersecurity risks.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investors.udemy.com/corporate-governance/governance-documents. During 2021, our audit committee held six meetings.
Compensation Committee
The current members of our compensation committee are Mr. Lieberman and Mr. Fox. Mr. Lieberman is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;
•reviewing, approving and administering our employee benefit and equity incentive plans;
•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•monitoring compliance with any stock ownership guidelines; and
•approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investors.udemy.com/corporate-governance/governance-documents. During 2021, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Mx. Hiles and Mr. Bali. Mx. Hiles is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
•reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;
•developing policies and procedures for considering stockholder nominees for election to our board of directors;
•reviewing our succession planning process for our chief executive officer and any other members of our executive management team;
•reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;
•reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;
•overseeing director orientation for new directors and continuing education for our directors;
•overseeing the evaluation of the performance of our board of directors and its committees;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and
•administering policies and procedures for communications with the non-management members of our board of directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.udemy.com/corporate-governance/governance-documents. Our nominating and corporate governance committee, which was established in October 2021 in connection with our initial public offering, held one meeting during 2021.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2021, our board of directors held 10 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Independent Directors
To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis. These executive sessions are chaired by Mr. Lieberman, our lead independent director.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Messrs. Lieberman and Fox. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107. Our General Counsel and appropriate directors as necessary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel and appropriate directors as necessary will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.udemy.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
In connection with our initial public offering, we adopted an outside director compensation policy for our non-employee directors. Under our outside director compensation policy, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education.

Under this compensation policy, each non-employee director receives the cash and equity compensation for board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board of directors or committee meetings.

The compensation policy includes a maximum annual limit of $750,000 of cash retainers or fees and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,500,000 in an individual’s first year of service as a non-employee director. Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under our outside director compensation policy, non-employee directors are entitled to receive the following cash compensation for their services under the compensation policy:
•$35,000 per year for service as a board member;
•$15,000 per year for service as a lead independent director;
•$20,000 per year for service as chair of the audit committee;
•$10,000 per year for service as a member of the audit committee;
•$14,000 per year for service as chair of the compensation committee;
•$7,000 per year for service as a member of the compensation committee;
•$8,000 per year for service as chair of the nominating and governance committee; and
•$4,000 per year for service as a member of the nominating and governance committee.

Each non-employee director who serves as the chair of a committee will receive only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee, but a non-employee director who serves as the lead independent director will receive the annual fee for service as a board member and an additional annual fee as the lead independent director. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Initial Award. Each person who first becomes a non-employee director after the effective date of the policy will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units (an “Initial Award”) covering a number of shares of our common stock having a value equal to $360,000, with any resulting fraction rounded down to the nearest whole share. 1/3rd of the shares subject to the Initial Award will be scheduled to vest each year following the date of grant on the same day of the month as the date of grant (or, if there is no corresponding day in a particular month, then the last day of the month), in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.

Annual Award. Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy, an annual award of restricted stock units (an “Annual Award”) covering a number of shares of our common stock having a value of $180,000, but the first annual award granted to an individual who first becomes a non-employee director following the effective date of the policy will have a value equal to the product of (A) $180,000 multiplied by (B) a fraction, (i) the numerator of which is equal to the number of fully completed days between the non-employee director’s initial start date and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365, with any resulting fraction rounded down to the nearest whole share. Each Annual Award will vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

For purposes of the annual limitation on non-employee director compensation, or the determination of the number of shares of our common stock that will be subject to each Initial Award or Annual Award, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP), or such other methodology as our board of directors or a designated committee of our board of directors may determine prior to an equity award becoming effective. In the event of a “change in control” (as defined in our 2021 Equity Incentive Plan), each non-employee director will fully vest in their outstanding equity awards issued under the director compensation policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control if the non-employee director continues to be a non-employee director through such date.
Director Compensation for Fiscal 2021
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Coccari was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Coccari’s compensation.

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eren Bali	6,783	–	–	–	–	–	6,783
Kenneth Fox	7,304	–	–	–	–	–	7,304
Heather Hiles	9,217	–	–	–	–	–	9,217
Lawrence Illg	7,826	–	–	–	–	–	7,826
Jeffrey Lieberman	11,130	–	–	–	–	–	11,130
Lydia Paterson	9,565	–	–	–	–	–	9,565
(1) See “—Director Compensation—Cash Compensation” for additional information.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021, which consisted entirely of stock options to purchase our common stock:

Name	Number of Shares Underlying Outstanding Options
Eren Bali	–
Kenneth Fox	–
Heather Hiles	100,000(1)
Lawrence Illg	–
Jeffrey Lieberman	–
Lydia Paterson	100,000(2)
(1) One-fourth of the shares underlying the option vested on August 26, 2021 and the remaining shares vest monthly thereafter, subject to continued service.
(2) One-fourth of the shares underlying the option vested on December 15, 2020 and the remaining shares vest monthly thereafter, subject to continued service.
Environmental, Social and Governance Matters

Our Environmental, Social, and Governance (ESG) Efforts

As a mission-driven company, we strive to create a positive social and economic impact, balancing the needs of our learners, instructors, customers, employees, investors, and the environment. Access and inclusion are at the very core of our business model. We believe that providing access to learning at scale supports the United Nations Sustainable Development Goals, or SDGs, including:

•	Goal 4 – Lifelong Learning: We provide inclusive and equitable quality training and promote lifelong learning opportunities for all.

•	Goal 8 – Decent Work and Economic Growth:. We enable individuals from around the world to create new income streams and support their families and local communities.
•	Goal 10 – Reduced Inequalities: Our platform eliminates barriers to teaching and enables practitioners to spread their knowledge globally. Learners can tap our platform for affordable upskilling.
Beyond the United Nations SDGs, we reference the Sustainability Accounting Standards Board, or the SASB, in our impact reporting. An independent institution, the SASB provides a globally recognized framework for sustainability reporting across companies and industries. Our ESG impact report will be available on our corporate website.

In January 2022, Sustainalytics, a Morningstar company and an independent provider of ESG and corporate governance ratings, research and analysis, recognized Udemy as an ESG Industry Top-Rated Company, acknowledging Udemy’s sustainability efforts as a top ESG performer.

Copyright ©2022 Sustainalytics. All rights reserved. This logo contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics for a particular purpose. Their use is subject to conditions available at http://www.sustainalytics.com/legal-disclaimers.

Our ESG Goals and Policies

We are committed to pursuing sustainable business practices and have implemented ESG policies and goals throughout our company to fulfill this commitment.

Environmental: We actively manage the environmental footprint of our operations. We use both hosted data centers and cloud computing providers for our operations. In our hosted data center environments, we use equipment that meets energy efficiency standards set forth by the American Society of Heating, Refrigerating and Air-Conditioning Engineers and the Electronic Product Environmental Assessment Tool. In 2022, we started collecting data on the greenhouse gas emissions related to our cloud computing and data center operations. Our cloud computing provider intends to power its operations with 100% renewable energy by 2025. We prioritize the selection of highly rated Leadership in Energy and Environmental Design (LEED) or comparable standards design in leasing office spaces.

Social: Our business impacts society through our relationships with our varied stakeholders, but it starts with our employees. We established a board of directors that values diversity and representative governance. We believe in the importance of fostering a diverse, inclusive, and safe workplace, recognizing that through diversity and inclusiveness we gain a variety of perspectives, views, and ideas that strengthen our ability to strategize, communicate, and deliver on our mission. As of December 31, 2021, 45% of our global workforce, 23% of our senior leadership, and 26% of our technical workforce identified as women. We are committed to increasing diversity and representation through our belonging, equity, diversity, and inclusion initiatives, and to disclosing our diversity statistics on an annual basis.

We believe that building a better business means engaging with the communities in which we work and invest. We encourage and support community engagement. Our community program uses a global-and-local approach and is driven by the community involvement teams in many of our offices. Projects are organized locally and we partner with various service organizations within our communities dedicated to causes encompassing public service, learning, environmental efforts, healthcare, and military veterans. Our charitable giving program with an employee matching component contributed to 49 new charitable organizations in 2021, bringing the total number of organizations that received a charitable contribution from Udemy to over 100 since the donation matching program was launched in 2020.

Initially established to enable learners to acquire the skills they needed to navigate the COVID-19 pandemic, The Udemy Free Resource Center continues to provide free access to over 700 Udemy courses and enables millions of learners access to the knowledge and skills they need to be prepared for whatever comes next. Udemy is committed to enabling access to education, with over 67 million hours of free Udemy courses being consumed by the end of 2021.

Governance: We created a governance structure to promote responsibility and accountability for ESG matters across our company. Our single-class capital structure adheres to best practices in corporate governance. We established an employee-led ESG committee, with participation from executive management and senior members of our operations, finance, marketing, people, and legal teams. Our ESG committee meets quarterly and reports to executive management and to the nominating and corporate governance committee of the board of directors.

Risk Management

We understand the importance of strong enterprise risk management practices to protect learners, instructors, customers, employees, investors, and the environment. Over the past year we formalized our approach to managing risk and expanded the enterprise risk functions to bring additional focus and visibility to executive management and to the board of directors. The functions report to the General Counsel and to the Chief Financial Officer. During 2021, we engaged PricewaterhouseCoopers to assist with, and in January 2022 we completed, our first comprehensive Enterprise Risk Management assessment, which was presented to the audit committee of our board of directors. We intend to focus on mitigating our risks to reduce potential exposure as well as increase internal capabilities to manage identified risks. Data security and privacy are critically important to our operations. We have implemented security practices designed to establish appropriate physical, technical, and administrative safeguards to protect customer and employee data. In February 2022, we received our SOC 2 Type 2 compliance certification from Coalfire, a cybersecurity services firm.

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Heather Hiles and Kenneth Fox as nominees for election as Class I directors at the annual meeting. If elected, each of Mx. Hiles and Mr. Fox will serve as a Class I director until the 2025 annual meeting of stockholders and until their respective successor is elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mx. Hiles and Mr. Fox have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte & Touche LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, then our audit committee may reconsider the appointment. One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Audit Fees(1)	$2,901	$1,965
Audit-Related Fees(2)	—	9
Tax Fees(3)	—	4
All Other Fees(4)	—	11
Total Fees	$2,901	$1,989

(1)    “Audit Fees” consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and other statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering.
(2)    “Audit-Related Fees” consist of fees for professional services related to preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)    “Tax Fees” consist of fees for professional services for tax compliance. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, indirect tax compliance, and instructor withholding tax compliance.
(4)    “All Other Fees" consist of software subscription fees.
Auditor Independence
In 2021, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte & Touche LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Udemy’s financial reporting process, Udemy’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Udemy’s consolidated financial statements. Udemy’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Udemy’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Udemy’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP;
•discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Udemy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Lydia Paterson (Chair)
Lawrence Illg
Heather Hiles
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Udemy under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Udemy specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2022:

Name	Age	Position
Gregg Coccari	69	President, Chief Executive Officer and Chairperson of the Board of Directors
Sarah Blanchard	45	Chief Financial Officer
Velayudhan Venugopal	61	Chief Technology Officer
Gregory Brown	53	President, Udemy Business
Llibert Argerich	42	Senior Vice President, Marketing
Prasad Gune	54	Senior Vice President, Product
Gregg Coccari. Gregg Coccari has served as our President and Chief Executive Officer and as a member of our board of directors since February 2019, and as our Chairperson of the Board of Directors since May 2021. From November 2015 to March 2017, Mr. Coccari served as Chief Executive Officer of Stella & Chewy’s, a pet food company specializing in raw, natural pet foods, before pursuing non-professional interests from April 2017 to January 2019. Before Stella & Chewy’s, Mr. Coccari served as President and Chief Executive Officer of Futuredontics, a provider of dental marketing services and software, from 2010 to 2012, as President and Chief Executive Officer of NetQuote, an online insurance quote marketplace, from 2006 to 2009, and as President and Chief Executive Officer of Teleflora, an online flower delivery network, from 1992 to 2004. Mr. Coccari received a B.S. in psychology from Colgate University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Sarah Blanchard. Sarah Blanchard has served as our Chief Financial Officer since April 2021. Prior to joining Udemy, Ms. Blanchard served as Chief Financial Officer and Chief Operating Officer of Omada Health, a digital healthcare platform focused on sustainable lifestyle changes, from March 2019 to April 2021, and as Omada Health’s Chief Financial Officer from August 2014 to March 2019. Ms. Blanchard previously served as Chief Financial Officer of CoreOS, a developer of Kubernetes and container-native software solutions, from October 2017 until CoreOS’s acquisition by Red Hat in January 2018. Before that, Ms. Blanchard served as Vice President, Finance of Silver Spring Networks, a smart grid products provider, from 2009 to 2014. Ms. Blanchard received a B.A. in accounting from Michigan State University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Velayudhan Venugopal. Venu Venugopal has served as our Chief Technology Officer since May 2019. Before joining Udemy, Mr. Venugopal spent over six years at Vrbo.com, a division of Expedia Group, an online travel shopping company, where he held multiple roles from December 2012 to April 2019, including Vice President of Engineering from December 2015 to April 2019. Before that, Mr. Venugopal served in various engineering and product development roles at Adobe, a computer software company, from 2005 to 2011 and, prior to its acquisition by Adobe, at Macromedia, a graphics, multimedia and web development software company, from 2000 to 2005. Mr. Venugopal received a B.E. in mechanical engineering from Madras University, as well as an M.S. in computer science and an M.Eng. in mechanical engineering from the University of New Brunswick, Fredericton, Canada.
Gregory Brown. Gregory Brown has served as the President, Udemy Business since December 2020. Prior to joining Udemy, Mr. Brown served as the Chief Executive Officer of Reflektive, a performance, engagement and analytics solution platform, from August 2019 until December 2020. Prior to Reflektive, Mr. Brown was the Senior Vice President of International Business at Blackhawk Network, a global payments provider, from August 2017 to August 2019. Before that, Mr. Brown served as Chief Revenue Officer for Achievers Solutions, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, a developer of an online advocate marketing platform, from April 2011 to February 2013. Mr. Brown received a B.S. in business administration from California Polytechnic State University – San Luis Obispo.
Llibert Argerich. Llibert Argerich has served as our Senior Vice President, Marketing since August 2020 and previously served as our Vice President, Marketing from June 2018 to August 2020. Prior to joining Udemy, Mr. Argerich spent eight years at eBay, Inc., a multinational e-commerce platform, where he held multiple roles from 2010 until May 2018, including Global Director, Performance & Digital Marketing from January 2017 to May 2018 and Global Director, Social & Influencer Marketing from January 2015 to December 2016. Before that, Mr. Argerich served in various marketing roles at Expedia Group, an online travel shopping company, from August 2006 until June 2010. Mr. Argerich received a B.S. in economics and business from the Université des Sciences Sociales de Toulouse, Toulouse, France.
Prasad Gune. Prasad Gune has served as our Senior Vice President, Product, since December 2019. Before joining Udemy, Mr. Gune served as Senior Vice President, Product for Signifyd, an e-commerce fraud protection platform, from January 2019 to December 2019. Prior to that, Mr. Gune worked at OpenTable, an online restaurant-reservation service company, where he served as Senior Vice President, Product from October 2017 to June 2018 and Senior Vice President, Restaurant

Product Management from May 2016 to September 2017. Before OpenTable, Mr. Gune worked in various leadership roles at LinkedIn, a professional networking company, Bain & Company, a management consultancy, Oracle, a database management company, and Siebel Systems, a customer relationship management software developer. Mr. Gune received a B.E. in mechanical engineering from the College of Engineering, Pune in Pune, India, an M.S. in mechanical engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions

The decisions with respect to 2021 compensation for our executive officers, including our named executive officers other than our chief executive officer, are made by our compensation committee, with input from our chief executive officer. Our compensation committee believes our chief executive officer has valuable insight into the day-to-day contributions of our other executive officers.

The decisions with respect to 2021 compensation for our chief executive officer are made by our compensation committee. Our chief executive officer does not provide input on his compensation.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with establishing our compensation programs and related policies. During 2021, the compensation committee retained Compensia. Our compensation committee engaged Compensia pursuant to the authority delegated under its charter, and Compensia serves at the discretion of the compensation committee. The compensation committee engaged Compensia to assist with establishing a compensation peer group; to conduct market research and analysis on annual and long-term incentive programs, salaries, and equity plans; to assist the compensation committee in developing target grant levels and annual salaries for executives and other employees; to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions; and to review management’s compensation proposals.

Other factors our compensation committee and our board of directors considers in setting executive compensation include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, anticipated future contributions to our company, and the judgment and experience of the members of our compensation committee and our board of directors, as applicable.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2021, were:
•Gregg Coccari
•Sarah Blanchard
•Velayudhan Venugopal
2020 - 2021 Summary Compensation Table
The following table sets forth information regarding the total compensation reportable for our named executive officers, as determined under SEC rules, for the years ended December 31, 2021 and where applicable, December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gregg Coccari President and Chief Executive Officer	2021	433,333	189,623	7,285,517	—	211,113	8,119,586
	2020	400,000	240,000	—	6,939,496	172,918	7,752,414
Sarah Blanchard Chief Financial Officer	2021	275,379	125,193	3,335,844	12,379,233	—	16,115,649
Velayudhan Venugopal Chief Technology Officer	2021	390,833	171,031	4,765,495	—	500	5,327,860

(1)The amounts reported for 2021 consist of discretionary bonuses paid in 2022 in recognition of our company’s performance in 2021 and the individual’s contributions to that performance. The amounts reported for 2020 consist of discretionary bonuses paid in 2021 in recognition of our company’s performance in 2020 and the individual’s contributions to that performance.
(2) The amounts disclosed represent the aggregate grant date fair value of an award of a stock option or restricted stock units, as applicable, as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in the applicable column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 25, 2022. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.
(3) In 2021 and 2020, we paid Mr. Coccari a monthly stipend to assist with housing and personal travel costs, plus an amount sufficient to ensure that the payment of the monthly stipend was tax neutral to Mr. Coccari. The amounts reported in 2021 consist of (i) for Mr. Coccari, aggregate stipend payments of

$111,636 and aggregate tax neutrality payments of $99,477 and (ii) for Mr. Venugopal, amounts paid for matching 401(k) contributions by us. The amounts reported in 2020 for Mr. Coccari consist of aggregate stipend payments of $111,636 and aggregate tax neutrality payments of $61,282.

Employment Arrangements

Gregg Coccari

We entered into a confirmatory employment letter with Mr. Coccari dated September 7, 2021. This agreement has no specific term and constitutes at-will employment. As of December 31, 2021, Mr. Coccari’s base salary was $500,000 and his 2021 bonus opportunity was 50% of his base salary. Additionally, for the duration of his employment with us (or until Mr. Coccari relocates to the San Francisco area), we will pay or provide reimbursement for Mr. Coccari’s temporary housing and travel expenses to and from his home, in an amount not to exceed $10,000 per month, plus an additional amount necessary to make such payments tax neutral to Mr. Coccari.

Sarah Blanchard

We entered into a confirmatory employment letter with Ms. Blanchard dated September 7, 2021. This agreement has no specific term and constitutes at-will employment. As of December 31, 2021, Ms. Blanchard’s base salary was $400,000 and her 2021 bonus opportunity was 70% of her base salary.

Velayudhan Venugopal

We entered into a confirmatory employment letter with Mr. Venugopal dated September 7, 2021. This agreement has no specific term and constitutes at-will employment. As of December 31, 2021, Mr. Venugopal’s base salary was $394,000 and his 2021 bonus opportunity was 50% of his base salary.

Potential payments upon termination or change in control

We are party to change in control and severance agreements with our named executive officers. Each named executive officer’s change in control and severance agreement provides for a 3-year term, subject to automatic renewal on each three year anniversary of the agreement’s effective date for an additional 3-year term unless either party provides the other with written notice of nonrenewal at least 60 days prior to such automatic renewal. Pursuant to each named executive officer’s change in control and severance agreement, if, within the 3-month period prior to or the 12-month period following a “change in control” (as defined in the applicable agreement), we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for “good reason” (as such terms are defined in the applicable agreement), and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months of the named executive officer’s then current annual base salary plus 100% of the named executive officer’s annual target bonus for the year of termination, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months, (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of the named executive officer’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and (iv) with respect to Ms. Blanchard, the post-termination exercise period for each of her vested and outstanding stock options will extend to one year from the date of her termination of employment (not to exceed the expiration date of any such option).

Pursuant to each named executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following a “change in control”, we terminate the employment of the named executive officer without cause (excluding death or disability) or the named executive officer resigns for good reason, and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months of their then current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months, and (iii) (A) with respect to Ms. Blanchard, the post-termination exercise period for each of her vested and outstanding stock options will extend to one year from the date of her termination of employment (not to exceed the expiration date of any such option), and (B) with respect to Mr. Venugopal, if such termination occurs within 12 months following the termination of Mr. Coccari, vesting acceleration as to 50% of his then-unvested shares subject to his then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement).

Pursuant to each named executive officer’s change in control and severance agreement, in the event any payment to a named executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the officer will receive such payment as would entitle the named executive officer to receive the greatest after-tax benefit, even if it means that we pay the named executive officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
Outstanding Equity Awards as of December 31, 2021
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gregg Coccari(2)	3/14/2019	3,305,030	1,285,011	3.12	3/13/2029	—	—
Gregg Coccari(3)	5/19/2020	673,737	673,737	6.58	5/18/2030	—	—
Gregg Coccari(4)	11/15/2021	—	—	—	—	263,586	5,150,470
Sarah Blanchard(5)	2/24/2021	250,000	750,000	11.77	2/25/2031	—	—
Sarah Blanchard(6)	11/15/2021	—	—	—	—	120,689	2,358,263
Velayudhan Venugopal(7)	5/14/2019	508,333	291,667	3.12	5/13/2029	—	—
Velayudhan Venugopal(8)	11/15/2021	—	—	—	—	172,413	3,368,950

(1)Calculated by multiplying the closing market price of our common stock at December 31, 2021 ($19.54 per share) by the number of unvested RSUs at December 31, 2021 as indicated in the prior column.
(2)The shares underlying this option vest in 48 equal monthly installments beginning on March 4, 2019, subject to continued service.
(3) The shares underlying this option vest in 48 equal monthly installments beginning on April 1, 2020, subject to continued service.
(4) The restricted stock units ("RSUs") underlying this award vest in 12 equal quarterly installments beginning on November 15, 2022, subject to continued service.
(5) One-fourth of the shares underlying this option vested on February 8, 2022, and 1/36 of the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service.
(6) The RSUs underlying this award vest in 12 equal quarterly installments beginning on May 15, 2025, subject to continued service.
(7) One-fourth of the shares underlying this option vested on May 1, 2020 and 1/36 of the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service.
(8) The RSUs underlying this award vest in 12 equal quarterly installments beginning on November 15, 2022, subject to continued service.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021, which consists of the 2010 Plan, the 2021 Plan, and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	22,887,310(2)	$ 9.71(3)	14,217,359(4)
Equity compensation plans not approved by security holders	—	—	—
Total	22,887,310	$9.71	14,217,359

(1)    The Company initially reserved 13,800,000 shares for issuance under the 2021 Plan. The amount available for issuance under the 2021 Plan is subject to an annual increase on the first day of each calendar year, beginning on January 1, 2023, in an amount equal to 5% of the outstanding shares of the Company’s common stock on the last day of the immediately preceding calendar year or a lesser amount determined by the Company’s Board of Directors or compensation committee. The amount available for issuance shall also include Returning Shares, which are any shares subject to awards granted under the 2010 Plan that, on or after October 29, 2021, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. No further equity awards will be granted under the 2010 Plan. The Company also initially reserved 2,800,000 shares of the Company's common stock under the 2021 ESPP. Shares reserved for issuance shall increase on the first day of the fiscal year, beginning in fiscal 2023, in an amount equal to the least of 1% of the outstanding shares of common stock on the last day of the immediately preceding Fiscal Year, three times the initial number of shares reserved under the ESPP, or a lesser amount determined by the Company’s Board of Directors or compensation committee.
(2)    Includes 20,342,259 shares of common stock issuable upon the exercise of outstanding stock options and 2,545,051 shares of common stock issuable upon the vesting of restricted stock units ("RSUs").
(3)    As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)    As of December 31, 2021, there were 11,417,359 shares reserved for issuance under the 2021 Plan and 2,800,000 shares reserved for issuance under the 2021 ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2022 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 139,573,416 shares of our common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
MIH Edtech Investments B.V. (1)	17,120,840	12.3%
Norwest Venture Partners XII, LP (2)	12,458,934	8.9%
Entities Affiliated with Insight Venture Partners (3)	42,032,260	30.1%

Named Executive Officers and Directors:
Gregg Coccari(4)	4,356,165	3.0%
Sarah Blanchard(5)	312,500	*
Velayudhan Venugopal(6)	550,000	*
Eren Bali(7)	1,841,158	1.3%
Kenneth Fox(8)	6,903,905	4.9%
Heather Hiles(9)	43,750	*
Lawrence Illg	-	*
Jeffery Lieberman(10)	42,032,260	30.1%
Lydia Paterson(11)	60,416	*
All directors and executive officers as a group (12 persons)(12)	57,048,635	39.2%

*    Represents less than 1%.
(1) Based solely on a Schedule 13G filed by Prosus N.V. with the SEC on February 14, 2022, which reports 17,120,840 shares held of record by MIH Edtech Investments B.V., or Edtech. Edtech is a subsidiary of Prosus N.V., or Prosus, a publicly traded company whose shares are listed on the Euronext Amsterdam. A majority of the voting power of the outstanding ordinary shares of Prosus N.V. is held by Naspers Limited, a publicly traded company whose shares are listed on the Johannesburg Stock Exchange. As a result, the shares of our company held by Edtech may be deemed to be beneficially owned by Prosus and Naspers Limited. The address for Edtech and Prosus is Gustav Mahlerplein 5, 1082 MS, Amsterdam, Netherlands. The address for Naspers Limited is 40 Heerengracht, Cape Town 8001, South Africa.
(2) Based solely on a Schedule 13G filed by Norwest Venture Partners XII, LP with the SEC on February 14, 2022 which reports 12,458,934 shares held of record by Norwest Venture Partners XII, LP. Genesis VC Partners XII, LLC is the general partner of Norwest Venture Partners XII, LP, and NVP Associates, LLC is the managing member of Genesis VC Partners XII, LLC. Each of Promod Haque, Jeffrey Crowe, and Jon Kossow, who are co-chief executive officers of NVP Associates, LLC, may be deemed to share voting and dispositive power over the shares held by Norwest Venture Partners XII, LP. The address for each of these entities and individuals is c/o 525 University Avenue, #800, Palo Alto, California 94301.

(3) Based solely on a Schedule 13G filed by Grace Software Cross Fund Holdings, LLC with the SEC on February 10, 2022 which reports (i) 1,088,764 shares held of record by Grace Software Cross Fund Holdings, LLC, or Grace, (ii) 11,778,259 shares held of record by Insight Venture Partners (Cayman) VII, L.P., or Insight Cayman, (iii) 1,692,351 shares held of record by Insight Venture Partners (Delaware) VII, L.P., or Insight Delaware, (iv) 619,269 shares held of record by Insight Venture Partners VII (Co-Investors), L.P., or Insight Co-Investors, (v) 26,755,331 shares held of record by Insight Venture Partners VII, L.P., or Insight Venture, and (vi) 98,286 shares held of record by Insight Partners Public Equities Master Fund, L.P., or IPPE Master Fund. Insight Holdings Group, LLC, or Holdings, is the sole shareholder of each of Insight Venture Associates VII, Ltd., or IVA VII Ltd, Insight Associates XI, Ltd., or IA XI Ltd, and Insight Venture Management, LLC, or IVM. IVA VII Ltd. is the general partner of Insight Venture Associates VII, L.P., or IVA VII LP, which is the general partner of Insight Venture, Insight Cayman, Insight Delaware, and Insight Co-Investors, or collectively, Fund VII. IA XI Ltd is the general partner of Insight Associates XI L.P., or IA XI LP, which is the manager of Grace. IVM is the sole member of Insight Partners Public Equities GP, LLC, or IPPE GP, which is the general partner of IPPE Master Fund. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman, and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Lieberman, and Triplett are members of the board of managers of Holdings, and because Holdings is the sole shareholder of each of IVA VII Ltd, IA XI Ltd and IVM, IVA VII LP is the general partner of Fund VII, IA XI LP is the manager of Grace, IVM is the sole member of IPPE GP, and IPPE GP is the general partner of IPPE Master Fund, Messrs. Horing, Parekh, Lieberman, and Triplett may be deemed to share voting and dispositive power over the shares noted above. Each of Messrs. Horing, Parekh, Lieberman, and Triplett disclaims beneficial ownership of the shares held of record by each of Fund VII, Grace, and IPPE Master Fund, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(4) Consists of 4,356,165 shares subject to stock options exercisable within 60 days of March 31, 2022.
(5) Consists of 312,500 shares subject to stock options exercisable within 60 days of March 31, 2022.
(6) Consists of 550,000 shares subject to stock options exercisable within 60 days of March 31, 2022.
(7) Consists of 1,841,158 shares held of record by Mr. Bali.
(8) Based solely on a Schedule 13G filed by Stripes Holdings, LLC with the SEC on February 14, 2022 which reports 6,903,905 shares held of record by Stripes III. Stripes GP III, LLC, or Stripes GP, the general partner of Stripes III, has sole voting and dispositive power over such shares and voting decisions with respect to such shares are made by Stripes Holdings, LLC, or Stripes Holdings, as the managing member of Stripes GP. Stripes GP III, LLC, or Stripes GP, the general partner of Stripes, has sole voting and dispositive power over such shares and voting decisions with respect to such shares are made by Stripes Holdings, LLC, or Stripes Holdings, as the managing member of Stripes GP. Mr. Fox, a member of our board of directors, owns and controls Stripes Holdings, and may be deemed to beneficially own these shares. The address for each of these entities and Mr. Fox is 402 West 13th Street, 4th Floor, New York, New York 10014.
(9) Consists of 43,750 shares subject to stock options exercisable within 60 days of March 31, 2022.
(10) Consists of shares held of record by entities affiliated with Insight Venture Partners, identified in footnote 4 above.
(11) Consists of 60,416 shares subject to stock options exercisable within 60 days of March 31, 2022.
(12) Consists of (i) 50,942,522 shares beneficially owned by our executive officers and directors and (ii) 6,106,113 shares subject to stock options exercisable within 60 days of March 31, 2022.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements, which are described under the section of this proxy statement captioned “Executive Compensation.”

Investors’ rights agreement

We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including Stripes III, LP, or Stripes; Norwest Venture Partners XII, LP, or Norwest; entities affiliated with Insight Partners, or Insight; entities affiliated with MIH Edtech Investments B.V., or Naspers; and Eren Bali, a member of our board of directors and one of our co-founders.

Kenneth Fox, a member of our board of directors, is the founder and a managing partner of Stripes. Parker Barrile, a former member of our board of directors, is a partner at Norwest. Jeffrey Lieberman, a member of our board of directors, is Managing Director at Insight. Lawrence Illg, a member of our board of directors, is Chief Executive Officer, Food and EdTech, of Prosus N.V., or Prosus, an affiliate of Naspers. Lydia Paterson, a member of our board of directors, is the Chief Financial Officer of OLX Global B.V., or OLX Group, an affiliate of Naspers.

Indemnification agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers, and certain controlling persons to the fullest extent permitted by Delaware law.

Other transactions

We have entered into employment agreements with our executive officers. See the section titled “Employment Arrangements” above for a description of these agreements.

We have granted stock options to our executive officers and certain of our non-employee directors. See the sections titled “Executive Compensation” and “Director Compensation” above for a description of these grants.

Naspers is affiliated with OLX Group, where Ms. Paterson serves as Chief Financial Officer, and Prosus, where Mr. Illg serves as Chief Executive Officer, Food and EdTech. Naspers, and another entity affiliated with Naspers, are Udemy Business customers. During 2021 and 2020, we recorded approximately $1.5 million and $1.3 million, respectively, in revenue for UB services, representing 0.3% and 0.3%, respectively, of total revenue for such period. We believe that Ms. Paterson’s and Mr. Illg’s interests in these transactions are de minimis.

Insight, where Mr. Lieberman is Managing Director, is affiliated with Sift Science and 6sense. We have contracted with these entities as vendors in the ordinary course of business and, in certain cases, these entities are Udemy Business customers. During 2021 and 2020, we recorded aggregate operating expenses of approximately $0.9 million and $0.3 million, respectively, with these entities (representing 0.3% and 0.2%, respectively, of total operating expenses for such periods). As of December 31, 2021 and 2020, we held accounts payable balances with these vendors of $0.1 million and zero, respectively. We believe that the interest of Mr. Lieberman in these transactions is de minimis.

Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 21, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Udemy, Inc.
Attention: Corporate Secretary
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on February 15, 2023, and
•no later than 5:00 p.m., local time, on March 17 , 2023.
In the event that we hold our 2023 annual meeting 25 days before or after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2023 annual meeting, and
•no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2021, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them.
2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.udemy.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
April 20, 2022

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/UDMY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77850-P67106 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**UDEMY, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Heather Hiles
02) Kenneth Fox

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D77851-P67106

**UDEMY, INC.**
**Annual Meeting of Stockholders**
**June 15, 2022 10:00 AM PT**
**Via the Internet at www.virtualshareholdermeeting.com/UDMY2022**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Gregg Coccari and Sarah Blanchard, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Udemy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 15, 2022 at 10:00 AM PT, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/UDMY2022 and have the information that is printed in the box marked by the arrow available and follow the instructions.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on the reverse side.**